UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2026

CHARGING ROBOTICS INC.

(Name of Registrant as specified in its charter)

Delaware	001-42936	20-2274999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Raul Wallenberg Street Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

(+972) 54 642-0352

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 31, 2026, Charging Robotics Ltd. (“Charging Israel”), a wholly owned subsidiary Charging Robotics Inc. (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Clearmind Medicine Inc. (“Clearmind”), pursuant to which Clearmind agreed to purchase 149 ordinary shares of Charging Israel for an aggregate purchase price of $2.5 million. Following the closing of the transaction, Clearmind will own 51% of the issued and outstanding share capital of Charging Israel and the Company will retain a 49% ownership interest. The purchase price for the shares is $16,778 per share.

In connection with, and as a condition to, the closing under the Share Purchase Agreement, Charging Israel entered into a loan agreement (the “Loan Agreement”) with Clearmind pursuant to which Clearmind agreed to provide Charging Israel with a loan in the principal amount of $1.5 million. The loan bears interest at a rate of 4.0% per annum and, unless repaid earlier, matures on the third anniversary of the effective date of the Loan Agreement, subject to extension under certain circumstances set forth therein and as further described below.

The transactions contemplated by the Share Purchase Agreement and the Loan Agreement are expected to close concurrently during the week of September 7, 2026, subject to the satisfaction or waiver of customary closing conditions, including payment of the purchase price and funding of the loan.

Unless earlier repaid, the outstanding principal amount of the loan, together with accrued and unpaid interest, will become due and payable on the third anniversary of the effective date of the Loan Agreement. If, as of that date, Charging Israel has not generated positive cash flow from its operating and financing activities, together with available financing sources, sufficient to repay the outstanding loan amount, as reflected in its most recently completed financial statements prepared in accordance with IFRS, the repayment date will automatically be extended until the first date on which Charging Israel has generated such cash flow and available financing sources. During any extension period, the outstanding principal amount will continue to accrue interest at the rate of 4.0% per annum. Charging Israel may prepay all or any portion of the loan at any time without penalty, premium or other fee. The Loan Agreement provides that Clearmind may accelerate the loan following certain events of default, including a failure by Charging Israel to make a required payment within 15 business days after it becomes due, certain negotiations with creditors regarding a general readjustment or rescheduling of indebtedness, a general assignment or composition for the benefit of creditors, specified insolvency, liquidation, dissolution or reorganization proceedings, or the levy or enforcement of legal process against all or a material portion of Charging Israel’s property or assets.

Upon consummation of the transaction, the Company will cease to own a controlling interest in Charging Israel and Charging Israel will no longer be a wholly owned subsidiary of the Company. The Company expects to retain a 49% equity interest in Charging Israel following the closing of the transactions.

Upon consummation of the transaction, Charging Israel will cease to be a consolidated subsidiary of the Company. The Company is filing with this Current Report on Form 8-K unaudited pro forma condensed consolidated financial information giving effect to the transaction pursuant to Article 11 of Regulation S-X, which information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing descriptions of the Share Purchase Agreement and Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Warning Concerning Forward Looking Statements

This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. For example, this Current Report states that the transactions contemplated by the Share Purchase Agreement and the Loan Agreement (the “Transactions”) are expected to close during the week of September 7, 2026, subject to the satisfaction or waiver of customary closing conditions, including payment of the purchase price and funding of the loan. In fact, the closing of the Transactions is subject to various conditions and contingencies as are customary in transactions of such nature in the United States. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the transaction described in Item 8.01 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Share Purchase Agreement, dated August 31, 2026, by and between Charging Robotics Ltd. and Clearmind Medicine Inc.
10.2	Form of Loan Agreement, dated August 31, 2026, by and between Charging Robotics Ltd. and Clearmind Medicine Inc.
99.1	Charging Robotics Inc. Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charging Robotics Inc.

By:	/s/ Meni Nachmias
Name:	Meni Nachmias
Title:	Chief Executive Officer

Date: September 4, 2026

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